Exhibit 16.1

Killman, Murrell & Company, P.C.
Certified Public Accountants

June 5, 2006

Securities & Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

aeroTelesis, Inc. (the “Company”) provided to us a copy of the Company’s response to Item 4.01 of Form 8-K, dated June 5, 2006. We have read the Company’s statements included under Item 4.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ Killman, Murrell & Company, P.C.
Killman, Murrell & Company, P.C.